Exhibit 99.2
1 First Quarter Results And Revised Full Year 2010 Outlook May 6, 2010

2 Agenda Company Overview Bob Rossiter, Chairman, CEO and President First Quarter Results and Full Year 2010 Outlook Matt Simoncini, SVP and CFO Summary and Outlook Bob Rossiter, Chairman, CEO and President Q and A Session

3 First Quarter 2010 Company Highlights* Continued Positive Momentum Completed transformational refinancing; no significant debt maturities until 2018 Sales growth and margin improvement in both Seating and Electrical Power Management segments Positive first quarter financial results provide a strong start for the year Strong Operating Fundamentals Operating efficiency continues to improve; quality at world-class levels Named a "Supplier of the Year" by General Motors for the 6th year in a row Received "Volkswagen Group Award" as one of VW's best suppliers Increasing Full Year 2010 Outlook Raising industry production estimates in key markets Increasing full year net sales, core operating earnings and free cash flow outlook * Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information. Core operating earnings represents income (loss) before interest, other expense, income taxes, restructuring costs and other special items. Free cash flow represents net cash provided by (used in) operating activities before the net change in sold accounts receivable, less capital expenditures.

4 Cash includes cash and cash equivalents Excludes undrawn $110 million revolver/letter of credit facility and approximately $51 million of miscellaneous debt reflecting primarily debt at foreign wholly- owned subsidiaries and consolidated joint ventures 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 350 350 East Revolver North Unsecured Bonds No significant debt maturities until 2018 Improves long-term financial flexibility Low overall total debt levels Lower annual interest expense Substantially unsecured debt structure Minimal debt subject to financial covenants Capital structure provides flexibility to invest in our business and execute our strategic objectives going forward Company continues to have a strong liquidity position Benefits of 2010 Refinancing First Quarter 2010 Completed Transformational Refinancing* (in millions) Cash and Debt Balances Debt Maturity Profile (2) As of 4/3/2010 Cash Total Debt 1300 745 East West North * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information. (1)

5 First Quarter Results and Revised Full Year 2010 Outlook

6 Industry production improved year-over-year in mature markets; strong growth in Asia continued Net sales of $2.9 billion, up 36% Core operating earnings of $138 million vs. negative $67 million a year ago Free cash flow of $4 million vs. negative $219 million a year ago First Quarter 2010 Lear Financial Summary* * Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information.

7 Source: Ward's Automotive and CSM Worldwide First Quarter 2010 Global Vehicle Production Environment Units (in millions)

8 First Quarter 2010 Reported Financials* * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information.

9 * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information. First Quarter 2010 Impact of Restructuring and Other Special Items*

10 Explanation of First Quarter Year-to-Year Change * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information. Adjusted Electrical Power Management Segment Margins Sales Factors Higher global vehicle production Sales backlog Favorable foreign exchange Selling price reductions Margin Performance Higher global vehicle production Favorable operating performance Restructuring savings Selling price reductions ** Reported segment earnings represents pretax income (loss) before interest and other expense. Adjusted segment earnings represents reported segment earnings adjusted for restructuring costs and other special items. First Quarter 2010 Electrical Power Management Performance* (in millions) Sales Earnings** Adj. Earnings** $ 415.6 $ 625.0 $ (67.6) $ 25.6 $ (52.2) $ 31.5 Q1 '09 Q1 '10 -0.126 0.05 East West North

11 Explanation of First Quarter Year-to-Year Change (in millions) Sales Earnings** Adj. Earnings** ** Reported segment earnings represents pretax income (loss) before interest and other expense. Adjusted segment earnings represents reported segment earnings adjusted for restructuring costs and other special items. Adjusted Seating Segment Margins Sales Factors Higher global vehicle production Favorable foreign exchange Selling price reductions Margin Performance Higher global vehicle production Favorable operating performance Restructuring savings Selling price reductions Q1 '09 Q1 '10 0.014 0.068 East West North $ 1,752.7 $ 2,313.5 $ (75.3) $ 149.6 $ 23.8 $ 157.6 * Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information. First Quarter 2010 Seating Performance*

12 (in millions) * Free cash flow represents net cash provided by operating activities ($38.9 million for the three months ended 4/3/10) before net change in sold accounts receivable ($0 for the three months ended 4/3/10) (Cash from Operations), less capital expenditures. Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information. First Quarter 2010 Free Cash Flow*

13 Status of Lear Share Count Number of Shares Common Stock (as of 4/3/10) 44.4 million Preferred Stock (as of 4/3/10) 5.2 million Warrants (as of 4/3/10) 3.7 million Management Restricted Stock Units (vest through Feb. 2013) 1.3 million Total Shares, assuming full conversion/exercise/vesting 54.6 million Preferred Stock Convertible into Common Stock on a 1:1 basis at any time at the option of the holder Preferred stockholders have a liquidation preference ahead of Common stockholders of $41.30 per share Unless earlier converted by the holders, all shares of Preferred Stock will be converted into shares of Common Stock at the earlier of: A date after November 9, 2010 if the closing price of the Common Stock exceeds 135% of the $41.30 conversion price (subject to adjustment) for 20 days of trading within a period of 30 consecutive trading days ending on such date; or November 9, 2012 Through April 3, 2010, 5.7 million (53%) shares of Preferred Stock have been converted into Common Stock Warrants Each Warrant entitles the holder to purchase one share of Common Stock Warrants are exercisable at an exercise price of $0.01 per share through November 9, 2014 Through April 3, 2010, 4.4 million (55%) Warrants have been converted into Common Stock

14 Source: Ward's Automotive, CSM Worldwide and Company estimates Revised Full Year 2010 Global Industry Environment* Units (in millions) * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

15 * Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information. Revised Full Year 2010 Financial Outlook*

16 Summary and Outlook

17 Completed transformational refinancing; no significant debt maturities until 2018 Lear's strong customer focus and operating fundamentals remain unchanged April 3, 2010 cash balance of $1.3 billion and total debt of $745 million 2010 financial outlook: Core Operating Earnings of $375 to $425 million Depreciation and Amortization of about $250 million Free Cash Flow of $150 to $200 million Continuing to win net new business; expect to update sales backlog at mid-year Well Positioned to Benefit from Industry Recovery with Competitive Cost Structure, Focus on Quality and Commitment to Customer Satisfaction Summary and Outlook* * Please see slides titled "Non-GAAP Financial Information" and "Forward-Looking Statements" at the end of this presentation for further information.

18 www.lear.com LEA NYSE Listed R

19 19 19 In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this presentation, the Company has provided information regarding "pretax income (loss) before interest and other expense," "pretax income (loss) before interest, other expense, restructuring costs and other special items" (core operating earnings), "pretax income before restructuring costs and other special items" and "free cash flow" (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company's factoring facilities, gains and losses related to derivative instruments and hedging activities, equity in net income of affiliates and gains and losses on the sales of assets. Free cash flow represents net cash provided by (used in) operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity. Management believes the non-GAAP financial measures used in this presentation are useful to both management and investors in their analysis of the Company's financial position and results of operations. In particular, management believes that pretax income (loss) before interest and other expense, core operating earnings and pretax income before restructuring costs and other special items are useful measures in assessing the Company's financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company's core operating earnings or that may obscure trends useful in evaluating the Company's continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company's results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company's ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods. Pretax income (loss) before interest and other expense, core operating earnings, pretax income before restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income (loss), net income (loss), cash provided by (used in) operating activities or other statement of operations or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth on the following slides are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant. Non-GAAP Financial Information

20 20 20 Non-GAAP Financial Information Core Operating Earnings

21 21 21 Non-GAAP Financial Information Segment Earnings

22 22 22 Non-GAAP Financial Information Adjusted Segment Earnings

23 23 23 Non-GAAP Financial Information Cash from Operations and Free Cash Flow

24 24 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates" and similar expressions identify these forward-looking statements. All statements contained or incorporated in this presentation which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition and restructuring actions of the Company's customers and suppliers, changes in actual industry vehicle production levels from the Company's current estimates, fluctuations in the production of vehicles or the loss of business with respect to a vehicle model for which the Company is a significant supplier, disruptions in the relationships with the Company's suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company's warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company's key customers and suppliers, the cost and availability of raw materials and energy, the Company's ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company's ability to align its vendor payment terms with those of its customers, impairment charges initiated by adverse industry or market developments, the anticipated future performance of the Company, including, without limitation, the Company's ability to maintain or increase revenue and gross margins, control future operating expenses and make necessary capital expenditures, and other risks described from time to time in the Company's Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company's success in implementing its operating strategy. This presentation also makes reference to the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign exchange rates and the timing of major program launches. The forward-looking statements in this presentation are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.